EXHIBIT 99.1
                                                                    ------------

PRESS RELEASE

Contact:
Evergreen Solar, Inc.                               Investors/Media:
Richard G. Chleboski                                The Ruth Group
Chief Financial Officer                             Stephanie Carrington
508-357-2221 x708                                   646-536-7017
investors@evergreensolar.com                        scarrington@theruthgroup.com

--------------------------------------------------------------------------------

       EVERGREEN SOLAR COMPLETES $29.475 MILLION PRIVATE EQUITY FINANCING


Marlboro, Massachusetts, May 15, 2003 - Evergreen Solar, Inc. (Nasdaq: ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) products for the worldwide market, announced today the completion of its previously announced private placement equity financing of $29.475 million of Series A Convertible Preferred Stock and a warrant. The transaction was completed today following the Company's annual meeting, at which a majority of the Company's shareholders supported proposals relating to the issuance of new securities and the amendment of the certificate of incorporation to authorize a sufficient number of shares of Preferred Stock and Common Stock to consummate the private placement.

A total of 26,227,668 shares of Series A Convertible Preferred Stock were issued at $1.12 per share to a syndicate of investors led by Perseus, LLC. In addition, Beacon Power Corporation (Nasdaq:BCON), a developer of flywheel energy storage systems, which invested $1 million in the Series A Preferred on the same terms as other investors, purchased a three-year warrant exercisable for 2,400,000 shares of common stock with a cash exercise price of $3.37 per share.

Representatives of four of the investors were appointed to Evergreen Solar's Board of Directors: Luc Charron, Senior Partner at CDP Capital-Technology Ventures; Philip Deutch, Managing Director of Perseus, LLC; Charles McDermott, Partner at RockPort Capital Partners; and Tim Woodward, Managing Director of Nth Power, LLC. Robert W. Shaw, Jr., President of Arete Corporation, was reappointed as Chairman of the Board. In addition, Richard Chleboski, the Company's Chief Financial Officer, and Mason Willrich stepped down as directors.

Mark A. Farber, President and Chief Executive Officer of Evergreen Solar, stated, "We are pleased that we received the support of our shareholders for this private equity financing. We intend to use the net proceeds of approximately $28.3 million to fund our capacity expansion program which we expect to roughly quadruple manufacturing capacity, strengthen sales initiatives, and support research and development activities."

ABOUT EVERGREEN SOLAR, INC.

Evergreen Solar, Inc. (www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's proprietary and patented solar power technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign green power.

Evergreen Solar(R) is a registered trademark of Evergreen Solar, Inc.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THE COMPANY CAUTIONS YOU THAT ANY STATEMENTS CONTAINED IN THIS PRESS RELEASE WHICH ARE NOT STRICTLY HISTORICAL STATEMENTS CONSTITUTE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REFLECTING MANAGEMENT'S EXPECTATIONS REGARDING THE TIMING, COST, AND SUCCESS OF THE COMPANY'S CURRENT AND FUTURE MANUFACTURING SCALE-UP AND PRODUCTION; FUTURE FINANCIAL PERFORMANCE; THE COMPANY'S TECHNOLOGY AND PRODUCT DEVELOPMENT, COST, AND PERFORMANCE; AND THE COMPANY'S USE OF THE PROCEEDS OF THE FINANCING. THESE STATEMENTS MAY BE IDENTIFIED WITH SUCH WORDS AS "WE EXPECT", "WE BELIEVE", "WE ANTICIPATE", OR SIMILAR INDICATIONS OF FUTURE EXPECTATIONS. THESE STATEMENTS ARE NEITHER PROMISES NOR GUARANTEES, AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHER THINGS, THE FOLLOWING FACTORS:
THE COMPANY'S BUSINESS AND RESULTS OF OPERATIONS COULD BE MATERIALLY IMPAIRED AS A RESULT OF POOR MANUFACTURING OR PRODUCT PERFORMANCE OR HIGHER COSTS ATTRIBUTABLE TO THE EXPANSION OR OPERATION OF MANUFACTURING FACILITIES; THE MARKET FOR SOLAR POWER PRODUCTS IS EMERGING AND RAPIDLY DEVELOPING, AND MARKET DEMAND FOR SOLAR POWER PRODUCTS SUCH AS THE COMPANY'S PRODUCTS IS UNCERTAIN; THE COMPANY HAS LIMITED EXPERIENCE MANUFACTURING LARGE VOLUMES OF SOLAR POWER PRODUCTS ON A COMMERCIAL BASIS AT ACCEPTABLE COSTS, WHICH IT WILL NEED TO DO IN ORDER TO BE SUCCESSFUL; THE COMPANY FACES INTENSE COMPETITION FROM OTHER COMPANIES PRODUCING SOLAR POWER AND OTHER DISTRIBUTED ENERGY GENERATION PRODUCTS; THE COMPANY SELLS VIA A SMALL NUMBER OF RESELLER PARTNERS, AND THE COMPANY'S RELATIONSHIPS WITH CURRENT OR PROSPECTIVE MARKETING OR STRATEGIC PARTNERS MAY BE AFFECTED BY ADVERSE DEVELOPMENTS IN THE COMPANY'S BUSINESS, THE PARTNER'S BUSINESS, COMPETITIVE FACTORS, SOLAR POWER MARKET CONDITIONS, OR FINANCIAL MARKET CONDITIONS; AND THE MARKET FOR PRODUCTS SUCH AS THE COMPANY'S SOLAR POWER PRODUCTS IS HEAVILY INFLUENCED BY FEDERAL, STATE, LOCAL, AND FOREIGN GOVERNMENT REGULATIONS AND POLICIES, AS WELL AS THE AVAILABILITY AND SIZE OF GOVERNMENT SUBSIDIES AND ECONOMIC INCENTIVES, OVER WHICH THE COMPANY HAS LITTLE CONTROL. IN ADDITION TO THE FOREGOING FACTORS, THE OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL, AND OTHER RISK FACTORS IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION - INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, FILED ON MARCH 27, 2003, AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003, FILED ON MAY 14, 2003 (COPIES OF WHICH MAY BE OBTAINED AT THE SEC'S WEB SITE AT: HTTP://WWW.SEC.GOV) - COULD IMPACT THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE. READERS SHOULD NOT PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. THE COMPANY DISCLAIMS ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY SUCH STATEMENTS TO REFLECT ANY CHANGE IN COMPANY EXPECTATIONS, OR IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS MAY BE BASED, OR THAT MAY AFFECT THE LIKELIHOOD THAT ACTUAL RESULTS WILL DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS.